Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 3 to the 1933 Act Registration Statement (Form S-1 No. 333-163855) and combined Prospectus of Lincoln National Corporation for the registration of its common stock and related plan interests pertaining to the LNL Agents' 401(k) Savings Plan and to the incorporation by reference therein of our reports dated (a) February 22, 2018, with respect to the consolidated financial statements and schedules of Lincoln National Corporation, and the effectiveness of internal control over financial reporting of Lincoln National Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission and (b) June 26, 2017, with respect to the financial statements of the LNL Agents' 401(k) Savings Plan included in its Annual Report (Form 11-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
November 19, 2018